CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of DoubleLine Funds Trust of our report dated May 21, 2025, relating to the financial statements and financial highlights of DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Low Duration Bond Fund, DoubleLine Floating Rate Fund, DoubleLine Shiller Enhanced CAPE®, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Strategic Commodity Fund, DoubleLine Global Bond Fund, DoubleLine Infrastructure Income Fund, DoubleLine Shiller Enhanced International CAPE®, DoubleLine Emerging Markets Local Currency Bond Fund, and DoubleLine Income Fund, which appear in DoubleLine Funds Trust’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information” and “Independent Registered Public Accounting Firm and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Los Angeles, California

July 22, 2025